Exhibit 10.1

VOTING AGREEMENT

BY AND BETWEEN

XEROX CORPORATION

AND

DARWIN DEASON

DATED AS OF SEPTEMBER 27, 2009

INDEX OF DEFINED TERMS

Page
Affiliate	1
Agreement	1
Beneficial Ownership	2
Beneficially Own	2
Beneficially Owned	2
Class A Common Stock	1
Class B Common Stock	1
Common Stock	1
control	2
Covered Shares	2
Encumbrance	2
Existing Shares	2
Existing Voting Agreement	2
Locked-Up Covered Shares	4
Merger	1
Merger Agreement	1
Parent	1
Permitted Transfer	2
Person	3
Representatives	3
Stockholder	1
Subsidiary	3
Transfer	3
willful and material breach	9

iii

VOTING AGREEMENT

VOTING AGREEMENT, dated as of September 27, 2009 (this “Agreement”), by and among Xerox Corporation, a New York corporation (“Parent”), and Darwin Deason (the “Stockholder”).

W I T N E S S E T H:

WHEREAS, concurrently with the execution of this Agreement, Parent, Affiliated Computer Services, Inc. (the “Company”), and Boulder Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), are entering into an Agreement and Plan of Merger, dated as of the date hereof (as amended, supplemented, restated or otherwise modified from time to time, the “Merger Agreement”) pursuant to which, among other things, the Company will merge with and into Merger Sub (the “Merger”) and each outstanding share of the Class A common stock, par value $0.01 per share, of the Company (the “Class A Common Stock”) and the Class B common stock, par value $0.01 per share, of the Company (the “Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”) will be converted into the right to receive the merger consideration specified therein.

WHEREAS, as of the date hereof, the Stockholder is the record and beneficial owner, in the aggregate, of 2,140,884 shares of Class A Common Stock and 6,599,372 shares of Class B Common Stock.

WHEREAS, as a condition and inducement to Parent entering into the Merger Agreement, Parent has required that the Stockholder agree, and the Stockholder has agreed, to enter into this Agreement and abide by the covenants and obligations with respect to the Covered Shares (as hereinafter defined) set forth herein.

NOW THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

GENERAL

1.1. Defined Terms. The following capitalized terms, as used in this Agreement, shall have the meanings set forth below. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement.

“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such specified Person.

“Beneficial Ownership” by a Person of any securities means ownership, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, where such Person has or shares with another Person (i) voting power which includes the power to vote, or to direct the voting of, such security; and/or (ii) investment power which includes the power to dispose, or to direct the disposition, of such security; and shall otherwise be interpreted in accordance with the term “beneficial ownership” as defined in Rule 13d-3 adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended; provided that for purposes of determining Beneficial Ownership, a Person shall be deemed to be the Beneficial Owner of any securities which may be acquired by such Person pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise (irrespective of whether the right to acquire such securities is exercisable immediately or only after the passage of time, including the passage of time in excess of 60 days, the satisfaction of any conditions, the occurrence of any event or any combination of the foregoing). The terms “Beneficially Own” and “Beneficially Owned” shall have a correlative meaning.

“control” (including the terms “controlled by” and “under common control with”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or any other means.

“Covered Shares” means, with respect to the Stockholder, the Stockholder’s Existing Shares, together with any shares of Common Stock or other voting capital stock of the Company and any securities convertible into or exercisable or exchangeable for shares of Common Stock or other voting capital stock of the Company, in each case that the Stockholder has or acquires Beneficial Ownership of on or after the date hereof.

“Encumbrance” means any security interest, pledge, mortgage, lien (statutory or other), charge, option to purchase, lease or other right to acquire any interest or any claim, restriction, covenant, title defect, hypothecation, assignment, deposit arrangement or other encumbrance of any kind or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement).

“Existing Voting Agreement” means the Voting Agreement, dated February 9, 2006 (and amended December 7, 2007), by and between the Company and the Stockholder.

“Existing Shares” means, with respect to the Stockholder, the shares of Common Stock Beneficially Owned and (except as may be set forth on Schedule 1 hereto), owned of record by the Stockholder, as set forth opposite the Stockholder’s name on Schedule 1 hereto.

“Permitted Transfer” means a Transfer by the Stockholder to (i) a descendant, heir, executor, administrator, testamentary trustee, lifetime trustee or legatee of the Stockholder, or (ii) any trust, the trustees of which include only the Stockholder or the Persons named in clause (i) and the beneficiaries of which include only the Stockholder or the Persons named in clause (i), provided that, prior to the effectiveness of such Transfer, such transferee executes and delivers to Parent a written agreement, in form and substance acceptable to Parent, to assume all of Stockholder’s obligations hereunder in respect of the Covered Shares subject to such Transfer and to be bound by the terms of this Agreement, with respect to the Covered Shares subject to such Transfer, to the same extent as the Stockholder is bound hereunder and to make each of the representations and warranties hereunder in respect of the Covered Shares transferred as the Stockholder shall have made hereunder.

“Person” means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity, or any group comprised of two or more of the foregoing.

“Representatives” means the officers, directors, employees, agents, advisors and Affiliates of a Person.

“Subsidiary” means, with respect to any Person, any corporation or other organization, whether incorporated or unincorporated, (i) of which such Person or any other Subsidiary of such Person is a general partner, or (ii) at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries.

“Transfer” means, directly or indirectly, to sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of (by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise), either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the voting of or sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of (by merger, by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise).

ARTICLE II

VOTING

2.1. Agreement to Vote. (a) Subject to paragraph (b) below, the Stockholder hereby irrevocably and unconditionally agrees that during the term of this Agreement, at the Company Stockholders’ Meeting and at any other meeting of the stockholders of the Company, however called, including any adjournment or postponement thereof, and in connection with any written consent of the stockholders of the Company, the Stockholder shall, in each case to the fullest extent that the Covered Shares are entitled to vote thereon or consent thereto:

(i) appear at each such meeting or otherwise cause the Covered Shares to be counted as present thereat for purposes of calculating a quorum; and

(ii) vote (or cause to be voted), in person or by proxy, or deliver (or cause to be delivered) a written consent covering, all of the Covered Shares (I) in favor of the adoption of the Merger Agreement and any other action reasonably requested by Parent in furtherance thereof; (II) against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement, or of the Stockholder contained in this Agreement; and (III) against any Takeover Proposal and against any other action, agreement or transaction that is intended, or could reasonably be expected to impede, interfere with, delay, postpone, discourage, frustrate the purposes of or adversely affect the Merger or the other transactions contemplated by the Merger Agreement or this Agreement or the performance by the Company of its obligations under the Merger Agreement or by the Stockholder of its obligations under this Agreement, including: (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or its Subsidiaries (other than the Merger); (B) a sale, lease or transfer of a material amount of assets of the Company or any of its Subsidiaries or any reorganization, recapitalization or liquidation of the Company or any of its Subsidiaries; or (C) any change in the present capitalization or dividend policy of the Company or any amendment or other change to the Company’s certificate of incorporation or bylaws, except, in each case of clauses (I) through (III), if permitted by the Merger Agreement or approved by Parent.

The obligations of the Stockholder specified in this Section 2.1(a) shall, subject to Section 2.1(b) and Section 2.1(c), apply whether or not the Merger or any action described above is recommended by the Board of Directors of the Company (or any committee thereof).

(b) Notwithstanding Section 2.1(a), in the event of a Company Adverse Recommendation Change (as defined in the Merger Agreement) made in compliance with the Merger Agreement in connection with a Superior Proposal (as defined in the Merger Agreement), the obligation of the Stockholder to vote Covered Shares as to which the Stockholder controls the right to vote in the manner set forth in Section 2.1(a) shall be modified such that:

(i) the Stockholder shall vote (or cause to be voted), in person or by proxy, or deliver (or cause to be delivered) a written consent covering, an amount of Covered Shares equal to twenty-one and eight-tenths of a percent (21.8%) of the total voting power of the outstanding shares of Common Stock (the “Locked-Up Covered Shares”), voting together as a single class, entitled to vote in respect of such matter, as provided in Section 2.1(a)(ii); and

(ii) the Stockholder, in his sole discretion, shall vote (or cause to be voted), in person or by proxy, or deliver (or cause to be delivered) a written consent covering, all of his remaining Covered Shares in any manner he chooses.

(c) Notwithstanding Section 2.1(a), in the event of a Company Adverse Recommendation Change (as defined in the Merger Agreement) made in compliance with the Merger Agreement, other than a Company Adverse Recommendation Change made in connection with a Superior Proposal, the obligation of the Stockholder to vote Covered Shares as to which the Stockholder controls the right to vote in the manner set forth in Section 2.1(a) shall be modified such that:

(i) the Stockholder shall vote (or cause to be voted), in person or by proxy, or deliver (or cause to be delivered) a written consent covering the Locked-Up Covered Shares, voting together as a single class, entitled to vote in respect of such matter, as provided in Section 2.1(a)(ii); and

(ii) the Stockholder shall cause all remaining Covered Shares so entitled to vote to be voted in a manner that is proportionate to the manner in which all shares of Common Stock (other than shares voted by the Stockholder) which are voted in respect of such matter, are voted.

2.2. No Inconsistent Agreements. Subject to Section 4.3(b)(ii) and except as set forth on Schedule 2 hereto, the Stockholder hereby covenants and agrees that, except for this Agreement and the Existing Voting Agreement, the Stockholder (a) has not entered into, and shall not enter into at any time while this Agreement remains in effect, any voting agreement or voting trust with respect to the Covered Shares, (b) has not granted, and shall not grant at any time while this Agreement remains in effect, a proxy (except pursuant to Section 2.3 hereof), consent or power of attorney with respect to the Covered Shares and (c) has not taken and shall not knowingly take any action that would make any representation or warranty of the Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling the Stockholder from performing any of its obligations under this Agreement.

2.3. Proxy. Subject to Section 4.3(b)(ii), the Stockholder hereby irrevocably appoints as his proxy and attorney-in-fact, Lawrence A. Zimmerman and James A. Firestone, in their respective capacities as officers of Parent, and any individual who shall hereafter succeed to any such officer of Parent, and any other Person designated in writing by Parent (collectively, the “Grantees”), each of them individually, with full power of substitution, to vote or execute written consents with respect to the Covered Shares in accordance with Section 2.1(a), 2.1(b)(i) and 2.1(c)(i) hereof and, in the discretion of the Grantees, with respect to any proposed postponements or adjournments of any annual or special meetings of the stockholders of the Company at which any of the matters described in Section 2.1(a) was to be considered. This proxy is coupled with an interest and shall be irrevocable, and the Stockholder will take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy and hereby revokes any proxy previously granted by the Stockholder with respect to the Covered Shares. Parent may terminate this proxy with respect to the Stockholder at any time at its sole election by written notice provided to the Stockholder. Notwithstanding anything to the contrary in this Agreement, the proxy granted by this Section 2.3 shall terminate and be of no further force and effect upon the termination of this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

3.1. Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to Parent as follows:

(a) Authorization; Validity of Agreement; Necessary Action. The Stockholder has the requisite capacity and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Stockholder and, assuming this Agreement constitutes a valid and binding obligation of the other parties hereto, constitutes a legal, valid and binding obligation of the Stockholder, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(b) Ownership. The Stockholder’s Existing Shares are, and all of the Covered Shares owned by the Stockholder from the date hereof through and on the Closing Date will be, Beneficially Owned and owned of record by the Stockholder except to the extent such Covered Shares are Transferred after the date hereof pursuant to a Permitted Transfer. Except as set forth on Schedule 2 hereto and for the Existing Voting Agreement, the Stockholder has good and marketable title to the Stockholder’s Existing Shares, free and clear of any Encumbrances other than those imposed by applicable securities laws. As of the date hereof, the Stockholder’s Existing Shares constitute all of the shares of Common Stock Beneficially Owned or owned of record by the Stockholder. Except as set forth on Schedule 2 hereto and for the Existing Voting Agreement, and subject to Section 4.3(b)(ii), the Stockholder has and will have at all times through the Closing Date sole voting power (including the right to control such vote as contemplated herein), sole power of disposition, sole power to issue instructions with respect to the matters set forth in Article II hereof, and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Stockholder’s Existing Shares and with respect to all of the Covered Shares owned by the Stockholder at all times through the Closing Date.

(c) No Violation. The execution and delivery of this Agreement by the Stockholder does not, and the performance by the Stockholder of its obligations under this Agreement will not, (i) conflict with or violate any law, ordinance or regulation of any Governmental Entity applicable to the Stockholder or by which any of its assets or properties is bound, or (ii) conflict with, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Encumbrance on the properties or assets of the Stockholder pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Stockholder is a party or by which the Stockholder or any of his assets or properties is bound, except for any of the foregoing as could not reasonably be expected, either individually or in the aggregate, to materially impair the ability of the Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

(d) Consents and Approvals. The execution and delivery of this Agreement by the Stockholder does not, and the performance by the Stockholder of its obligations under this Agreement and the consummation by it of the transactions contemplated hereby will not, require the Stockholder to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Entity.

(e) Absence of Litigation. There is no Action pending or, to the knowledge of the Stockholder, threatened against or affecting the Stockholder or any of its Affiliates before or by any Governmental Entity that could reasonably be expected to materially impair the ability of the Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

(f) Finder’s Fees. No investment banker, broker, finder or other intermediary is entitled to a fee or commission from Parent, Merger Sub or the Company in respect of this Agreement based upon any arrangement or agreement made by or on behalf of the Stockholder.

(g) Reliance by Parent and Merger Sub. The Stockholder understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance upon the Stockholder’s execution and delivery of this Agreement and the representations and warranties of Stockholder contained herein. The Stockholder understands and acknowledges that the Merger Agreement governs the terms of the Merger and the other transactions contemplated thereby.

ARTICLE IV

OTHER COVENANTS

4.1. Prohibition on Transfers, Other Actions. Subject to Section 4.3(b)(ii) and except as set forth on Schedule 2 hereto, the Stockholder hereby agrees not to (i) Transfer any of the Covered Shares, Beneficial Ownership thereof or any other interest therein unless such Transfer is a Permitted Transfer; (ii) enter into any agreement, arrangement or understanding with any Person, or take any other action, that violates or conflicts with or would reasonably be expected to violate or conflict with, or result in or give rise to a violation of or conflict with, the Stockholder’s representations, warranties, covenants and obligations under this Agreement; or (iii) take any action that could restrict or otherwise affect the Stockholder’s legal power, authority and right to comply with and perform its covenants and obligations under this Agreement. Any Transfer in violation of this provision shall be void.

4.2. Stock Dividends, etc. In the event of a stock split, stock dividend or distribution, or any change in the Common Stock by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, exchange of shares or the like, the terms “Existing Shares” and “Covered Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

4.3. No Solicitation; Support of Takeover Proposals. (a) Subject to paragraph (b) below, the Stockholder hereby agrees that during the term of this Agreement it shall not, and shall not permit any of its Subsidiaries, Affiliates or Representatives to, (i) solicit, knowingly initiate or knowingly encourage, or knowingly facilitate any Takeover Proposal or the making or consummation thereof, (ii) enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person any information in connection with, or enter into any agreement with respect to, any Takeover Proposal, (iii) waive, terminate, modify or fail to enforce any provision of any “standstill” or similar obligation of any person (other than Parent)

in favor of Stockholder and with respect to the Company or any of its Subsidiaries, (iv) make or participate in, directly or indirectly, a “solicitation” of “proxies” (as such terms are used in the rules of the U.S. Securities and Exchange Commission) or powers of attorney or similar rights to vote, or seek to advise or influence any Person, with respect to the voting of any shares of Common Stock in connection with any vote or other action on any matter, other than to recommend that stockholders of the Company vote in favor of the adoption of the Merger Agreement and as otherwise expressly provided in this Agreement, (v) approve, adopt or recommend, or publicly propose to approve, adopt or recommend a merger agreement, letter of intent, agreement in principle, share purchase agreement, asset purchase agreement, share exchange agreement, option agreement or other similar Contract providing for, with respect to, or in connection with any Takeover Proposal, or (vi) agree or publicly propose to do any of the foregoing. The Stockholder hereby agrees immediately to cease and cause to be terminated all discussions or negotiations with any Person conducted heretofore other than Parent with respect to any Takeover Proposal, and will take the necessary steps to inform its Affiliates and Representatives of the obligations undertaken by the Stockholder pursuant to this Agreement, including this Section 4.3. The Stockholder agrees that any violation of this Section 4.3 by any of its Affiliates or Representatives shall be deemed to be a violation by the Stockholder of this Section 4.3.

(b) Notwithstanding anything to the contrary in paragraph (a) above, (1) the foregoing paragraph (a) shall not prohibit, limit or otherwise restrict the Stockholder in his capacity as a director or officer of the Company and (2) the provisions of the foregoing paragraph (a) shall not apply with respect to a Person who has made a Takeover Proposal that the Board of Directors of the Company (acting through the Special Committee, if then in existence) has determined constitutes or could reasonably be expected to lead to a Superior Proposal in accordance with Section 4.02 of the Merger Agreement, and in such instance:

(i)	the Stockholder (in his capacity as a stockholder of the Company) and his Affiliates and Representatives shall be free to participate in any discussions or negotiations regarding any Takeover Proposal; and

(ii)	from and after a Company Adverse Recommendation Change made in compliance with the Merger Agreement in connection with a Superior Proposal, Sections 2.2, 2.3 and 4.1 shall apply only with respect to the Locked-Up Covered Shares and, for the avoidance of doubt, the Stockholder, in his sole discretion, is able to enter into any voting agreement, proxy, consent or power of attorney with respect to, or Transfer, the remaining Covered Shares.

(c) For the purposes of this Section 4.3 and Section 4.4, the Company shall be deemed not to be an Affiliate or Subsidiary of the Stockholder, and any officer, director, employee, agent or advisor of the Company (in each case, in their capacities as such) shall be deemed not to be a Representative of the Stockholder.

4.4. Notice of Acquisitions, Proposals Regarding Permitted Transfers. The Stockholder hereby agrees to notify Parent as promptly as practicable (and in any event within 48 hours) in writing of (i) the number of any additional shares of Common Stock or other securities of the

Company of which the Stockholder acquires Beneficial Ownership on or after the date hereof, (ii) any inquiries or proposals which are received by, any information which is requested from, or any negotiations or discussions which are sought to be initiated or continued with, the Stockholder (in his capacity as a stockholder of the Company) or any of its Affiliates with respect to any Takeover Proposal or any other matter referred to in Section 4.3 (including the material terms thereof and the identity of such person(s) making such inquiry or proposal, requesting such information or seeking to initiate or continue such negotiations or discussions, as the case may be) and (iii) any proposed Permitted Transfers of the Covered Shares, Beneficial Ownership thereof or any other interest therein. The Stockholder will keep Parent reasonably informed in all material respects of any related developments, discussions and negotiations relating to the matters described in clause (ii) of the preceding sentence (including any change to the proposed terms thereof) and shall provide to Parent as soon as reasonably practicable after receipt or delivery thereof copies of all correspondence and other written materials sent or provided to Stockholder or any of its Subsidiaries from any person that describes the terms or conditions of any Takeover Proposal or other proposal that is the subject of any such inquiry, proposals or information requests.

4.5. Waiver of Appraisal Rights. To the fullest extent permitted by applicable law, the Stockholder hereby waives any rights of appraisal or rights to dissent from the Merger that it may have under applicable law.

4.6. Further Assurances. From time to time, at Parent’s request and without further consideration, the Stockholder shall execute and deliver such additional documents and take all such further action as may be necessary or desirable to effect the actions and consummate the transactions contemplated by this Agreement. Without limiting the foregoing, the Stockholder hereby authorizes Parent to publish and disclose in any announcement or disclosure required by the SEC and in the Proxy Statement the Stockholder’s identity and ownership of the Covered Shares and the nature of the Stockholder’s obligations under this Agreement.

ARTICLE V

MISCELLANEOUS

5.1. Termination. This Agreement shall remain in effect until the earliest to occur of (a) the Effective Time; (b) the termination of the Merger Agreement; and (c) the making of any waiver, amendment or other modification of the Merger Agreement or the Certificate of Amendment that (i) reduces the amount or value of, or changes the type of, consideration payable to holders of Class A Common Stock or Class B Common Stock in the Merger or (ii) is otherwise adverse to holders of Class A Common Stock or Class B Common Stock; provided, however, that the provisions of this Section 5.1 and Sections 5.4 through 5.14 shall survive any termination of this Agreement without regard to any temporal limitation. Nothing in this Section 5.1 and no termination of this Agreement shall relieve any party hereto from any liability or damages incurred or suffered by a party, to the extent such liabilities or damages were the result of fraud or the willful and material breach by another party of any of its representations, warranties, covenants or other agreements set forth in this Agreement. For purposes of this Agreement, “willful and material breach” shall mean a deliberate act or a deliberate failure to act, which act or failure to act constitutes in and of itself a material breach of this Agreement, regardless of whether breaching was the conscious object of the act or failure to act.

5.2. [intentionally omitted]

5.3. No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Covered Shares. All rights, ownership and economic benefits of and relating to the Covered Shares shall remain vested in and belong to the Stockholder, and Parent shall have no authority to direct the Stockholder in the voting or disposition of any of the Covered Shares, except as otherwise provided herein.

5.4. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (upon telephonic confirmation of receipt), on the first Business Day following the date of dispatch if delivered by a recognized next day courier service or on the third Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, post prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

(a)	if to Parent to:

Xerox Corporation

45 Glover Avenue

Norwalk, CT 06856

Fax: (203) 849-5134

Attention: Chief Financial Officer

with a copy to:

Xerox Corporation

45 Glover Avenue

Norwalk, CT 06856

Fax: (203) 849-5152

Attention: General Counsel

with a copy to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

Fax: (212) 455-2502

Attention: Mario Ponce

(b)	if to the Stockholder, to:

Darwin Deason

8181 Douglas Avenue

10th Floor

Dallas, Texas 75225

with a copy to:

Proskauer Rose LLP

1585 Broadway

New York, New York 10036

Fax: (212) 969-2900

Attention: Peter Samuels

5.5. Interpretation. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section references are to this Agreement unless otherwise specified. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. This Agreement is the product of negotiation by the parties having the assistance of counsel and other advisers. It is the intention of the parties that this Agreement not be construed more strictly with regard to one party than with regard to the others.

5.6. Counterparts. This Agreement may be executed by facsimile or other image scan transmission and in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

5.7. Entire Agreement. This Agreement and, to the extent referenced herein, the Merger Agreement, together with the several agreements and other documents and instruments referred to herein or therein or annexed hereto or thereto, embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written and oral, that may have related to the subject matter hereof in any way.

5.8. Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.

(a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. In addition, each of the parties hereto (a) consents to submit itself, and hereby submits itself, to the personal jurisdiction of the Court of Chancery of the State of Delaware and the courts of the United States of America located in the State of Delaware in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and agrees not to plead or claim any objection to the laying of venue in any such court or that any judicial proceeding in any such court has been brought in an inconvenient forum, and (c) agrees that it will not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than the Court of Chancery of the State of Delaware or a court of the United States of America located in the State of Delaware.

(b) Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or other proceeding arising out of this Agreement or the transactions contemplated hereby. Each party hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such party would not, in the event of any action, suit or proceeding, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement, by, among other things, the mutual waiver and certifications in this Section 5.8.

5.9. Amendment; Waiver. This Agreement may not be amended except by an instrument in writing signed by Parent and the Stockholder with the prior written consent of the Company (which such consent shall not be unreasonably withheld or delayed). Each party may waive any right of such party hereunder by an instrument in writing signed by such party and delivered to Parent and the Stockholder.

5.10. Remedies. (a) In the event that any covenant or agreement in this Agreement is not performed in accordance with its terms, each party hereto agrees that the non-breaching party will have the right to an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction enjoining any such breach and enforcing specifically the terms and provisions hereof. Each party hereto agrees not to oppose the granting of such relief in the event a court determines that such a breach has occurred, and to waive any requirement for the securing or posting of any bond in connection with such remedy. Each party hereto waives all other remedies, including monetary remedies, with respect to any breaches of any covenants or agreements hereunder.

(b) All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

5.11. Severability. Any term or provision of this Agreement which is determined by a court of competent jurisdiction to be invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction, and if any provision of this Agreement is determined to be so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable, in all cases so long as neither the economic nor legal substance of the transactions contemplated hereby is affected in any manner adverse to any party or its stockholders. Upon any such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties as closely as possible and to the end that the transactions contemplated hereby shall be fulfilled to the maximum extent possible.

5.12. Successors and Assigns; Third Party Beneficiaries. Except in connection with a Permitted Transfer as provided herein, neither this Agreement nor any of the rights or obligations of any party under this Agreement shall be assigned, in whole or in part (by operation of law or otherwise), by any party without the prior written consent of the other parties hereto. Subject to the foregoing, this Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties hereto and, (i) with respect to Section 5.9, the Company or their respective successors and permitted assigns and (ii) with respect to Section 5.14, the Financing Sources (as defined in the Merger Agreement) and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

5.13. Capacity as a Stockholder. The Stockholder does not make any agreement or understanding herein in his capacity as a director or officer of the Company. The Stockholder makes his agreements and understandings herein solely in his capacity as the record holder and beneficial owner of the Covered Shares and, notwithstanding anything to the contrary herein, nothing herein shall limit or affect any actions taken by the Stockholder in his capacity as a director or officer of the Company.

5.14. Forum with respect to Financing Sources. Notwithstanding the foregoing, each of the parties hereto agrees that it will not bring or support any action, cause of action, claim, cross-claim or third-party claim of any kind or description, whether in law or in equity, whether in contract or in tort or otherwise, against the Financing Sources in any way relating to the Merger Agreement or any of the transactions contemplated by the Merger Agreement, including but not limited to any dispute arising out of or relating in any way to the Commitment Letter (as defined in the Merger Agreement) or the performance thereof, in any forum other than the Supreme Court of the State of New York, County of New York, or, if under applicable law exclusive jurisdiction is vested in the federal courts, the United States District Court for the Southern District of New York (and, in either case, appellate courts thereof).

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed (where applicable, by their respective officers or other authorized Person thereunto duly authorized) as of the date first written above.

XEROX CORPORATION

By	/s/ Ursula M. Burns
	Name:	Ursula M. Burns
	Title:	Chief Executive Officer

DARWIN DEASON

/s/ Darwin Deason
Darwin Deason

Schedule 1

STOCKHOLDER INFORMATION

Name	Existing Shares
Darwin Deason Address for Notices: 8181 Douglas Avenue 10th Floor Dallas, Texas 75225	2,140,884 shares of Class A Common Stock 6,599,372 shares of Class B Common Stock

Schedule 2

ENCUMBRANCES

The Stockholder has pledged 2,132,894 shares of Class A Common Stock to four financial institutions.

The Stockholder has granted “European” style call options on 2,000,000 shares of Class A Common Stock. These options are exercisable on March 15, 2010.